SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

IKONA GEAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

100-1650 Brigantine Drive
                 Coquitlam, British Columbia  V3K 7B5  Canada
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (604) 523-5510

_______________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

     On June 7, 2007, Ikona Gear International, Inc., a Nevada corporation (“Ikona – Nevada”) completed its redomestication as a corporation formed and organized under the laws of the state of Delaware.  The redomestication was accomplished by consummating the statutory merger of Ikona – Nevada with and into Ikona Gear International, Inc., a Delaware corporation formed April 20, 2007 (“Ikona – Delaware”) with Ikona – Delaware being the surviving corporation.  The redomestication had an effective date of May 17, 2007, the date the Certificate of Merger was filed with the Delaware Secretary of State.

     In connection with the transaction, the Company filed with the Secretary of State of the state of Delaware a Certificate of Merger (“Certificate of Merger”) and the Company filed with the Secretary of State of the state of Nevada Articles of Merger (“Articles of Merger”).  The Certificate of Merger and the Articles of Merger are attached to this report as exhibits.

     Under the terms of the Agreement and Plan of Merger, automatically on the effective date of the merger, all issued and outstanding securities of Ikona – Nevada immediately prior to the effective time, were converted automatically into an equal number of shares of Common Stock of Ikona – Delaware.  Further, all outstanding options, warrants and other stock purchase rights of Ikona – Nevada were assumed by Ikona – Delaware and became the obligation of Ikona – Delaware without modification or interruption.

     By virtue of the operation of Rule 12g-3  under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) all shares of Common Stock of Ikona – Delaware issued to the holders of issued and outstanding shares of Common Stock of Ikona – Nevada immediately prior to the effective time of the merger are deemed automatically to be registered under Section 12g of the Exchange Act; and Ikona – Delaware shall continue being subject to the reporting requirements of Section 13 of the Exchange Act in the same manner that Ikona – Nevada had been subject to such reporting requirements immediately prior to the merger.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
99.1	Certificate of Merger as filed with the Delaware Secretary of State
99.2	Articles of Merger as filed with the Nevada Secretary of State
99.3	Agreement and Plan of Merger dated April 27, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKONA GEAR INTERNATIONAL, INC.
Date: June 8, 2007	By: /s/ Laith Nosh__________________ Laith Nosh, President

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